Exhibit 21.

List of Tidewater Inc. Subsidiaries as of December 31, 2023

	Name of Subsidiary or Organization	Jurisdiction of Incorporation	Percentage of Voting Securities Owned
1	3291361 Nova Scotia ULC	Canada	100%
2	Al Wasl Marine LLC	Dubai	49%
3	Anscor Tidewater Ship Management Corporation	Philippines	24.99%
4	Antilles Marine Service Limited	Trinidad and Tobago	50%
5	Arabia Shipping Limited	Cayman Islands	100%
6	Arrendadora de Naves del Golfo, S.A. de C.V., SOFOM, ENR	Mexico	100%
7	Bahtera Wira Sdn. Bhd.	Malaysia	48.48%
8	Compania Marítima de Magallanes Limitada	Chile	100%
9	Divetide Limited	Thailand	49%
10	Dromond Shipping Pte. Ltd.	Singapore	100%
11	DTDW Holdings Limited	Cyprus	40%
12	DTDW Marine Services B.V.	Netherlands	40%
13	Equipo Mara, C.A.	Venezuela	19.90%
14	Gallivat Corporation	Panama	100%
15	Gentry Investment Limited	Liberia	100%
16	Global Panama Marine Service, Inc.	Panama	100%
17	GM Offshore, Inc.	Delaware	100%
18	GOMI Holdings, Inc.	Delaware	100%
19	Gorgon NewCo, LLC	Delaware	100%
20	Gulf Channel Offshore Servicos LDA	Angola	49%
21	Gulf Fleet Abu Dhabi	Abu Dhabi	49%
22	Gulf Fleet Middle East Limited	Cayman Islands	100%
23	Gulf Fleet Supply Vessels, L.L.C.	Louisiana	100%
24	Gulf Offshore Marine International, S. de R.L.	Panama	100%
25	GulfMark Americas, Inc.	Delaware	100%
26	GulfMark Asia Pte. Ltd.	Singapore	100%
27	GulfMark Capital, LLC	Delaware	100%
28	GulfMark de Mexico, S. de R.L. de C.V.	Mexico	100%
29	GulfMark Foreign Investments LLC	Delaware	100%
30	GulfMark Malaysia Sdn. Bhd.	Malaysia	49%
31	GulfMark Malaysia, Inc.	Malaysia	100%
32	GulfMark Malta Limited	Malta	100%
33	GulfMark Management, Inc.	Delaware	100%
34	GulfMark Marine Trinidad Limited	Trinidad and Tobago	49%
35	GulfMark Maritime S. de R.L. de C.V.	Mexico	100%
36	GulfMark North Sea Limited	United Kingdom	100%
37	GulfMark Oceans, L.P.	Cayman Islands	100%
38	GulfMark Resources, LLC	Delaware	100%
39	GulfMark Servicios de Mexico, S. de R.L. de C.V.	Mexico	49%
40	GulfMark Servicos Maritimos do Brasil Limitada	Brazil	100%
41	GulfMark Shipping, LLC	Delaware	100%
42	GulfMark Thailand, LLC	Delaware	100%
43	GulfMark UK International Limited	United Kingdom	100%
44	Hilliard Oil & Gas, Inc.	Nevada	100%
45	Indigo Fleet Limited	Cayman Islands	100%
46	International Maritime Services, Inc.	Cayman Islands	100%
47	Java Boat Corporation	Louisiana	100%
48	Java Boat Corporation B.V.	Netherlands	100%
49	JB Holding Company B.V.	Netherlands	100%
50	Logistica Mexicana del Caribe, S. de R.L. de C.V.	Mexico	100%
51	Maré Alta do Brasil Navegacão Ltda.	Brazil	100%

Exhibit 21.

List of Tidewater Inc. Subsidiaries as of December 31, 2023

	Name of Subsidiary or Organization	Jurisdiction of Incorporation	Percentage of Voting Securities Owned
52	Mashhor Marine Sdn. Bhd.	Brunei	70%
53	Middle East Ships Limited	Cayman Islands	100%
54	Navegadores Servicos de Apoio Maritimo Ltda.	Brazil	100%
55	Naviera Tidex, S. de R.L. de C.V.	Mexico	49%
56	O.I.L. (Nigeria) Limited	Nigeria	82.10%
57	Offshore Labuan Leasing Inc.	Labuan	100%
58	Offshore Marine Inc.	Labuan	49%
59	Orange Rederiet ApS	Denmark	100%
60	Pacific Tidewater Pty. Ltd.	Australia	100%
61	Pan Marine do Brasil Ltda.	Brazil	100%
62	Pan Marine International, Inc.	Cayman Islands	100%
63	Pental Insurance Co. Ltd.	Bermuda	100%
64	Point Marine, L.L.C.	Louisiana	100%
65	PT Tidewater Marine Offshore	Indonesia	100%
66	Purple Fleet Limited	Cayman Islands	100%
67	Quality Shipyards, L.L.C.	Louisiana	100%
68	S.O.P., Inc.	Louisiana	100%
69	Samudra Viper Sdn. Bhd.	Malaysia	49.48%
70	Samudra Vixen Sdn. Bhd.	Malaysia	49.48%
71	SEA Maritime Services Pte. Ltd.	Singapore	100%
72	Semaring Enterprise Sdn. Bhd.	Malaysia	51%
73	Semaring Logistics (M) Sdn. Bhd.	Malaysia	49%
74	Serrata Investments, Inc.	Philippines	40%
75	Servicios Costa Afuera de Mexico, S. de R.L. de C.V.	Mexico	100%
76	Sonatide Marine Services, Ltd.	Cayman Islands	100%
77	Sonatide Marine, Ltd.	Cayman Islands	100%
78	Southern Ocean Services Pte. Ltd.	Singapore	100%
79	TDW International Unrestricted, Inc.	Cayman Islands	100%
80	TDW International Vessels (Unrestricted), LLC	Delaware	100%
81	TDW International Vessels (Unrestricted) II, LLC	Delaware	100%
82	TDW Marine Oceans, LLC	Delaware	100%
83	Tidewater Offshore Arabia Company Limited	Saudi Arabia	49%
84	Tidewater Pacific Offshore (Dubai) (L.L.C.)	Dubai	100%
85	Tide States Vessels, L.L.C.	Louisiana	100%
86	Tide States, L.L.C.	Louisiana	100%
87	Tideflo Marine Services Limited	Nigeria	40%
88	Tidewater (India) Private Limited	India	100%
89	Tidewater Adonai Services Limited	Ghana	49%
90	Tidewater Al Rushaid Co. Ltd.	Saudi Arabia	50%
91	Tidewater Bahagia (B) Sdn. Bhd.	Brunei	100%
92	Tidewater Caribe, C.A.	Venezuela	100%
93	Tidewater Corporate Services, L.L.C.	Delaware	100%
94	Tidewater Crewing Limited	Cayman Islands	100%
95	Tidewater Cypriot Offshore Limited	Cyprus	100%
96	Tidewater Cyprus Limited	Cyprus	100%
97	Tidewater de Mexico, S. de R.L. de C.V.	Mexico	49%
98	Tidewater Dutch Holdings Cooperatief U.A.	Netherlands	100%
99	Tidewater Emergency Response Services PTE. LTD.	Singapore	100%
100	Tidewater GOM Limited	Cayman Islands	100%
101	Tidewater GOM, Inc.	Louisiana	100%

Exhibit 21.
List of Tidewater Inc. Subsidiaries as of December 31, 2023

	Name of Subsidiary or Organization	Jurisdiction of Incorporation	Percentage of Voting Securities Owned
102	Tidewater Investment SRL	Barbados	100%
103	Tidewater Marine AS	Norway	100%
104	Tidewater Marine Australia Pty Ltd	Australia	100%
105	Tidewater Marine Charter Services Pte. Ltd.	Singapore	100%
106	Tidewater Marine Fleet, L.L.C.	Louisiana	100%
107	Tidewater Marine Gabon S.A.	Gabon	100%
108	Tidewater Marine Hulls, L.L.C.	Louisiana	100%
109	Tidewater Marine International Pte. Ltd.	Singapore	100%
110	Tidewater Marine International, Inc.	Cayman Islands	100%
111	Tidewater Marine Sakhalin, L.L.C.	Louisiana	100%
112	Tidewater Marine Service (M) Sdn. Bhd.	Malaysia	100%
113	Tidewater Marine Services EG, S.A.	Equatorial Guinea	65%
114	Tidewater Marine Ships, L.L.C.	Louisiana	100%
115	Tidewater Marine UK Ltd.	United Kingdom	100%
116	Tidewater Marine Vessels, L.L.C.	Louisiana	100%
117	Tidewater Marine West Indies Limited	Bahamas	100%
118	Tidewater Marine Western, L.L.C.	Delaware	100%
119	Tidewater Marine, L.L.C.	Louisiana	100%
120	Tidewater Mexico Holding, L.L.C.	Delaware	100%
121	Tidewater Navegacao Offshore Ltda.	Brazil	100%
122	Tidewater Norge AS	Norway	100%
123	Tidewater Ocean Salvage PTE. LTD.	Singapore	50%
124	Tidewater Offshore (Caspian) LLC	Azerbaijan	100%
125	Tidewater Offshore (North Sea) Limited	England	100%
126	Tidewater Offshore Africa SA	Cameroon	100%
127	Tidewater Offshore Canada Limited	Canada	100%
128	Tidewater Offshore Crewing Services Ukraine Limited	Ukraine	100%
129	Tidewater Offshore Holdings Limited	Bermuda	100%
130	Tidewater Offshore Limited	Bermuda	100%
131	Tidewater Offshore NZ Limited	New Zealand	100%
132	Tidewater Offshore Operations PTE. LTD.	Singapore	100%
133	Tidewater Offshore Pty Limited	Australia	100%
134	Tidewater Offshore Sdn Bhd	Malaysia	49%
135	Tidewater Offshore Services PTE. LTD.	Singapore	100%
136	Tidewater Personnel UK LTD	United Kingdom	100%
137	Tidewater Production Solutions PTE. LTD.	Singapore	100%
138	Tidewater Rederi AS	Norway	100%
139	Tidewater Salvage PTE. LTD.	Singapore	100%
140	Tidewater Seabed Shipping AS	Norway	100%
141	Tidewater Servicos Maritimos, Lda.	Angola	49%
142	Tidewater Ship Management Limited	Hong Kong	100%
143	Tidewater Subsea ROV, L.L.C.	Louisiana	100%
144	Tidewater Subsea, L.L.C.	Louisiana	100%
145	Tidewater Support Services Limited	England	100%
146	Tidewater Venture, Inc.	Delaware	100%
147	Tidex Nigeria Limited	Nigeria	60%
148	Troms Offshore Fleet Holding AS	Norway	100%
149	Troms Offshore Management AS	Norway	100%
150	Troms Offshore Supply AS	Norway	100%
151	Twenty Grand (Brazil), L.L.C.	Louisiana	100%
152	Twenty Grand Marine Service, L.L.C.	Louisiana	100%

Exhibit 21.
List of Tidewater Inc. Subsidiaries as of December 31, 2023

	Name of Subsidiary or Organization	Jurisdiction of Incorporation	Percentage of Voting Securities Owned
153	Vesselogistics Limited	Cyprus	100%
154	VTG Ships Limited	Cayman Islands	100%
155	VTG Supply Boat Liberia Inc.	Liberia	100%
156	Zapata Gulf Marine, L.L.C.	Louisiana	100%

NOTE: The Company has elected to exclude certain subsidiaries that do not constitute a “Significant Subsidiary” as set forth in Section 601(b)(21) of Regulation S-K.